Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-104475, 333-174669 and 333-197442) and Form S-3 (Nos. 333-193478 and 333-215384) of Arlington Asset Investment Corp. of our report dated February 21, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

McLean, Virginia

February 21, 2017